                                                                   EXHIBIT 10.41


                       CONFIDENTIAL TREATMENT REQUESTED

                           GENERAL RELEASE OF CLAIMS

     This General Release of Claims ("the Release") is entered into by and between Yahoo! Inc. ("Yahoo!") and Autoweb.com Inc. ("Autoweb").

     WHEREAS, Autoweb has failed to make the September 30, 2000 payment under the Automotive Program Advertising and Promotion Agreement as amended including but not limited to the February 24, 2000 Amendment No. 1 (hereinafter "the Agreement") entered into between Yahoo! and Autoweb;

     WHEREAS, Yahoo! was entitled to payment under the Agreement for advertising services rendered;

     WHEREAS, without admitting any issue of fact or law, Yahoo! and Autoweb agree that the settlement of this matter and entry of this Release are in good faith, in an effort to avoid expensive and protracted litigation, and in the public interest;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, Yahoo! and Autoweb agree here as follows:

1.  Termination of the Agreement: In consideration of **, Yahoo! and Autoweb
    ----------------------------
hereby agree that the Agreement is terminated as of the date of this Release. As a result of this termination and the signing of this Release, Autoweb will have no further payment obligations to Yahoo; and any and all obligations owed by Yahoo, including but not limited to the running of Autoweb advertising will terminate immediately. Yahoo! and Autoweb further agree that as stated in the Agreement, the provisions of sections 1, and 12 through 16 shall survive the termination of the Agreement.

2.  General Release by Yahoo!:  Yahoo! on behalf of itself and its successors,
    -------------------------
heirs, assigns, attorneys, agents and representatives, and each of them, hereby unconditionally and forever , releases, acquits and discharges Autoweb as well as any and all of its respective predecessors, successors, owners, parent and subsidiary organizations, any and all of its affiliate entities together with its former and current successors, agents assigns, attorneys, employees, officers, and directors and each of them, of and from any and all debts, claims, liabilities, demands, and

** Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

causes of action of every kind, nature and description, choate or inchoate, known or unknown, including, without limitation, any and all claims that could have been asserted as a result of any claims arising from or relating to the Agreement or that arise from or in any way relate to the relationship between the parties.

3.  General Release by Autoweb:  Autoweb on behalf of itself and its successors,
    --------------------------
heirs, assigns, attorneys, agents and representatives, and each of them, hereby unconditionally and forever releases, acquits and discharges Yahoo! as well as any and all of its respective predecessors, successors, owners, parent and subsidiary organizations, any and all of its affiliate entities together with its former and current successors, agents assigns, attorneys, employees, officers, and directors and each of them, of and from any and all debts, claims, liabilities, demands, and causes of action of every kind, nature and description, choate or inchoate, known or unknown, including, without limitation, any and all claims that could have been asserted as a result of any claims arising from or relating to the Agreement or that arise from or in any way relate to the relationship between the parties.

4.  Statutory Acknowledgment of Waiver of Unknown Claims:  It is further
    ----------------------------------------------------
understood and agreed that as part of the consideration and inducement for the execution of this Release, Yahoo! and Autoweb specifically waive the provisions of Section 1542 of the California Civil Code, which reads as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge, Yahoo! and Autoweb expressly acknowledge that this Release is intended to include in its effect, without limitation, all claims of whatever kind arising out of or related to any matters existing as of date of this Release, whether known or unknown, and that this Release extinguishes all such claims. In executing this Release, Yahoo! and Autoweb each acknowledge that it has read this Release, that it has discussed it thoroughly with its attorneys, and that it voluntarily waives and relinquishes any and all claims against the respective party of any kind, known or unknown, existing as of the date of this Release, and that it voluntarily waives and relinquishes the provisions of
Section 1542 of the California Civil Code.

5.  Covenant Not to Sue:  In addition, and without limitation on the foregoing
    -------------------
General Release, Yahoo! and Autoweb covenant irrevocably and for all time not to sue any other, person or entity, based on claims that could have been asserted based on the Agreement or in any way relate to the Agreement or that arise from or in any way relate to the relationship between the parties.

6.  Each Party to Bear Own Attorneys Fees and Costs:  The parties covenant and
    -----------------------------------------------
agree that each party will bear its own costs and expenses, including attorneys' fees, incurred in connection with this Release, and that neither party will seek reimbursement from the other for any such fees or expenses.

7.  Confidentiality:  Yahoo! and Autoweb agree that the terms of this Release
    ---------------
and the matters raised in and related to the Agreement or the relationship between the parties Shall be considered strictly confidential and shall not be disclosed by the parties or their attorneys or agents to any person or entity not named as a party herein, except in the following circumstances as long as all individuals are required to maintain the confidentiality: (a) to internal personnel for compliance and implementation of the terms of the Agreement; (b) to the parties' accountants, attorneys or tax advisers to whom disclosure is necessary; or (c) as may be required by legal process subject to the following conditions. Neither Yahoo or Autoweb shall make any public announcement regarding the existence of this Release without the other party's prior written approval and consent. If either party desires to make a public announcement regarding the existence of this Release, it shall provide the other with a minimum of three (3) business days notice of the intended disclosure. If this Release or any of its terms must be disclosed by Autoweb under any law, rule or regulation, Autoweb shall (i) give written notice of the intended disclosure to Yahoo at least five (5) days in advance of the date of disclosure, (ii) redact portions of this Releases to the fullest extent permitted under any applicable laws, rules and regulations, and (iii) submit a request, to be agreed upon by Yahoo, that such portions and other provisions of this Release requested by Yahoo receive confidential treatment under the laws, rules and regulations of the body or tribunal to which disclosure is being made or otherwise be held in t he strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

8.  Remedies for Breach of Confidentiality:  If either party, its attorney or
    --------------------------------------
agents disclose the existence or terms of this Release to any third party in violation of the foregoing paragraph, the disclosing party shall be liable to the non-disclosing party for damages for breach of the confidentiality provision of the Release. In addition to any rights and remedies at law or in equity the non-disclosing party may have against the disclosing party, the parties agree that the non-disclosing party shall be entitled to injunctive relief in the event of a breach or threatened breach of this Release.

9.  Entire Agreement:  The parties acknowledge and agree that no promise,
    -------------------
inducement, or other agreement not expressly contained herein has been made conferring any benefit upon them, and that this Release, when executed, constitutes the entire Release between the parties with respect to the settlement of the matters set forth herein. Except as set forth herein, all prior or contemporaneous agreements, understandings, representations, offers and statements regarding the settlement and the related matters set forth herein, oral or written, are superseded and merged herein and are of no force or effect.

10.  Additional Documents:  To the extent that any documents are required to be
     --------------------
executed by a party to effectuate the Release, including but not limited to any court pleadings, the parties will execute and deliver the documents promptly.

11.  Modification:  This Release cannot be altered, amended, or modified in any
     ------------
respect, except by a writing duly executed by the party against whom the alteration, amendment, or modification is charged.

12.  Counterparts:  The Release may be executed in counterparts with the same
     ------------
force and effect as if a single original had been executed all the parties.

13.  Notices:  Any notice required or permitted to be delivered hereunder shall
     -------
be deemed to be given, served and received if given in writing and personally delivered or sent by telecopier, messenger or air courier, addressed as follows:

          Notices to Yahoo!:    Yahoo! Inc.
                                3420 Central Expressway
                                Santa Clara, CA 95051
                                Attn: Reginald D. Davis, Esq.
                                Telephone: (408) 530-5044
                                Facsimile: (408) 731-3400

          Notices to Autoweb:   Autoweb.com Inc.
                                3270 Jay Street, Bldg. 6
                                Santa Clara, CA 95054
                                Attn: JEFFREY Schwartz
                                Telephone:
                                Facsimile:

14.  Authority:  Each party to this Release represents and warrants that such
     ---------
party has not sold, assigned, transferred, conveyed, or otherwise disposed of any claims, demands, obligations, or potential causes of action arising out of, connected with, or related to the Agreement and/or the matters raised herein; that no other person or entity has any interest in any claims, demands, obligations, or potential causes of action that such party may have arising out of, in connection with, or related to the Agreement and/or the matters raised herein; that the party has the sole right and exclusive authority to execute this Release; and that the party is authorized to enter into this Release. Each individual executing this Release on behalf of a party hereby represents and warrants that he or she is duly authorized to do so on behalf of that party.

15.  Voluntary Agreement:  Each party represents that it has read the Release,
     -------------------
has discussed it thoroughly with its respective attorneys, that it understands all of its provisions, and that it enters into it voluntarily.

16.  Benefits:  The parties agree that this Release will inure to the benefit of
     --------
the parties and their predecessors, successors, subsidiaries, affiliates, representatives, assigns, agents, officers, directors, current and former employees, and personal representatives, past, present, and future.

17.  Applicable Law:  This Release shall in all respects be governed, enforced
     --------------
and construed in accordance with the substantive law of the State of California, and any claims brought by either party regarding this Release shall be brought in the courts located in the County of Santa Clara, California.

18.  Attorneys' Fees:  If any party hereto is required and does commence any
     ---------------
action, suit, or litigation for the enforcement of this Release or any part thereof the prevailing party in such action shall be entitled to costs and reasonable attorneys' fees, including any fees and costs incurred in enforcing any subsequent judgment.


     IN WITNESS WHEREOF, the parties have executed this Release on the dates set forth below.

Dated: November 17, 2000              Yahoo! Inc.
      ---------------------
                                      By: /s/ JEFF MALLETT
                                         ----------------------------
                                      Its:___________________________

Dated: November 17, 2000              Autoweb.com, Inc.
      ---------------------
                                      By: /s/ MERI GLADE
                                         -----------------------------
                                      Its: VICE PRESIDENT LEGAL
                                           AFFAIRS AND GENERAL COUNSEL